UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 11, 2017

TELEHEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Wyoming	80-0873491
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 Camden Road, #107-196, Charlotte, NC	28203
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: _______________

Copies to:

Peter Campitiello, Esq.

Kane Kessler, P.C.

666 Third Avenue

New York, New York 10017

Tel: 212-541-6222

Fax: 212-245-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 11, 2017, TeleHealthCare, Inc., a Wyoming corporation (the “Registrant”) executed an Agreement and Plan of Merger (the “Merger Agreement”) with HeadTrainer, Inc., a North Carolina corporation (“HeadTrainer”) and HT Acquisition Corp., a Wyoming corporation and wholly-owned subsidiary of the Registrant (“Acquisition”) whereby Acquisition will be merged with and into HeadTrainer (the “Merger”) in consideration for Fifty-Two Million Five Hundred Thousand (52,500,000) newly-issued shares of Common Stock of the Company (the “Merger Shares”).

As a result of the Merger, HeadTrainer will become a wholly-owned subsidiary of the Registrant, and following the consummation of the Merger and giving effect to the securities sold in the Offering and the retirement of approximately Forty-Seven Million (47,000,000) shares, the stockholders of HeadTrainer will beneficially own approximately Fifty-Nine percent (59%) of the issued and outstanding Common Stock of the Registrant. The parties have taken the actions necessary to provide that the Merger is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended. The Merger Agreement contains customary representations, warranties and covenants of the Registrant and HeadTrainer for like transactions. The foregoing descriptions of the above referenced agreements do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Merger Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the press release dated September 13, 2017, announcing the completion of the Merger, is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

At the effective time of the Merger, our board of directors and officers was reconstituted by the resignation of Derek Cahill and the appointment of Bob Finigan, Maurice Duschlag and Jay Bilas.

On August 29, 2017, the Registrant’s Board of Directors approved an amendment to its Articles of Incorporation (the “Amendment”) to (i) change its name to HeadTrainer, Inc.; (ii) to increase the number of its authorized capital stock to Five Hundred Ten Million (510,000,000) shares, of which Five Hundred Million (500,000,000) shares shall be Common Stock and Ten Million (10,000,000) shares shall be blank check preferred stock; and (iii) to provide that the Company may take action without a meeting on the written consent of the holders of a majority of the shares entitled to vote at such meeting.

Contemporaneous with the Merger, the Registrant accepted subscriptions for the Company’s Series A Convertible Debentures (the “Debentures”) in the aggregate principal amount of Two Hundred Thousand Dollars ($200,000). Commencing on the six-month anniversary of the Effective Time, the Debentures shall be convertible into shares of Company Common Stock at the rate of $0.0205 per share of Common Stock converted. Subject to adjustment to reflect any reclassifications, splits, recapitalizations, reorganizations, combinations, dividends, exchanges, or other like change to the Company Common Stock. The Investors shall not be permitted to convert any shares of Debentures if, following such conversion, the Investor would hold 4.99% or more of the number of outstanding shares of Company Common Stock. The Registrant also accepted subscriptions in a private placement offering (the “Offering”) of Nine Million Six Hundred Forty Thousand Fifty Five (9,640,055) shares of its Common Stock at a purchase price of $0.0227 per share, for the aggregate offering amount of Two Hundred Twenty Thousand Thirty Five Dollars ($220,035).

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POST-MERGER BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

The following table provides information, immediately after the Merger and completion of the Offering, regarding beneficial ownership of our Common Stock by: (i) each person known to us who beneficially owns more than five percent (5%) of our common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The shares in the tables do not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Shareholder (1)	Beneficial Ownership	Percent of Class (2)
Robert Finigan Jr.	6,508,631	6.82%
Maurice Durschlag	4,840,759	5.07%
Jay Bilas	2,720,750	2.85%
All Officers and Directors as a Group (3 persons)	14,070,140	14.75%

Other 5% Shareholders
Signature Sports Group, LLC(3)	13,494,920	14.15%
NUWA Group LLC	7,429,716	7.79%

_____________

(1) The address for all officers, directors and beneficial owners is 1800 Camden Road, #107-196, Charlotte, NC 28203.

(2) Based upon approximately 95,373,000 shares of common stock outstanding as of September 11, 2017.

(3) Steven Hall holds voting and dispositive power over the shares owned by Signature Sports Group, LLC (“Signature”). The address for Signature is 1300 S Mint St # 405, Charlotte, NC 28203.

(4) Kevin Fickle and Devin Bosch holds voting and dispositive power over the shares owned by NUWA Group, LLC (“NUWA”). The address for NUWA is 1415 Oakland Blvd # 219, Walnut Creek, CA 94596.

MANAGEMENT

Immediately following the Merger, the Board of Directors appointed Bob Finigan as Chief Executive Officer and Chief Financial Officer. Upon Closing of the Merger, the directors and officers of the Registrant are as follows:

Name	Age	Position
Bob Finigan	42	Chief Executive Officer, Chief Financial Officer, Chairman
Maurice Durschlag	54	Director
Jay Bilas	53	Director

Bob Finigan, 42, Executive Officer, Chief Financial Officer, Chairman. Mr. Finigan has more than 20 years developing international brand strategies for retail, sports, gaming and technology brands. Bob has extensive experience with corporate strategy, branding, digital, marketing, and product development. From October, 2012 to December, 2016, Bob served as both Chief Branding Officer and Global Chief Marketing Officer of private-equity backed Modere, a global health and wellness brand. As Chief Marketing Officer, Bob's retail vision led a global transformation and rebranding effort, while playing a key force in driving growth objectives. Prior to Modere, from January, 2012 to May, 2013, Mr. Finigan was Managing Partner and Chief Creative Officer for Seismic Partners LLC, with clients including Aeropostale, Macy’s and Readers Digest. Prior to Seismic, and from January 2012 to May 2013 he served as Executive Vice President at Mood Media (TSX:MM), a provider of Experience Design solutions with more than 500,000 active client locations around the globe utilizing its digital media and content. Robert was founder, Chief Experience Officer/Creative Director of ettaingroup, Vice President at Bank of America, and has held various executive leadership roles in agencies, design firms, start-ups and new venture development concepts through his firm, Black Labs Ventures LLC.

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Maurice Durschlag, 54, Directors. Since May 2014, Mr. Maurice E. (Hank) Durschlag has served as the Chairman of the Board of Directors of the HeadTrainer, Inc. Mr. Durschlag is the Founder of FUSE Science, LLC (“FUSE”), and served as its President from November 2009 to April 2011. From April 2006 to November 2009, Mr. Durschlag served as Chief Executive Officer and Chief Financial Officer for HealthSport, Inc. Mr. Durschlag was a founding partner of GlucoTec, Inc. (n/k/a Glytec) a developer and manufacturer of software related to intravenous dosing of medications (insulin) and other fluids used to manage hypoglycemia and hyperglycemia in acute care settings, and from 2006 to 2007, Mr. Durschlag served as CEO for GlucoTec, Inc. Mr. Durschlag founded Maxx Motorsports, LLC (“Maxx”) a motorsports marketing and research & development company and from 1999 to 2005, Mr. Durschlag served as Maxx’s President. From 1995 to 2000, Mr. Durschlag served as Vice President of Sales and Marketing for Diabetes Management Services, Inc. (“DMS”), a national diabetes products and service company with treatment modules focusing on acute care, and diabetes & pregnancy. From 1999 to 2000, Mr. Durschlag also served as a member of the Board of Directors of DMS. From 1986 to 1987, Mr. Durschlag served with the United States Army, 106th Military Intelligence Battalion, at Fort Richardson, Alaska. Mr. Durschlag is a Graduate of California University of Pennsylvania, California, PA, where he earned his Bachelor’s Degree in Business Administration in 1989. Mr. Durschlag is also a Graduate of Clemson University, Clemson, SC, where he earned his Master’s Degree in Business Administration in 1992. Mr. Durschlag co-authored various patent applications, including (i) “Composition for the Transdermal Delivery of Bioactive Agents,” (ii) “Process for Electronically Bonding Molecules to Increase Dermal and Mucosal Tissue Absorption Characteristics,” (iii) “Edible Film for Transmucosal Delivery of Nutritional Supplements,” and (iv) “Systems and Methods for Accessing Diabetic Conditions.”

Jay Bilas 53, Director. Jay Bilas has served as a Director since January 2015. Mr. Bilas, known for his extensive knowledge of men’s basketball and insightful analysis about the sports industry, joined ESPN in 1995. Bilas calls the top men’s college basketball games involving the nation’s marquee teams and conferences. Bilas also writes for ESPN.com, and contributes to SportsCenter and ESPN Radio. Since 2003, Bilas has provided in-depth player scouting and analysis for ESPN’s coverage of the NBA Draft. In 2007 and 2008, Bilas was nominated for an Emmy as Outstanding Studio Personality, and in 2008 Bilas was honored by the U.S. Basketball Writers Association (USBWA) for the Best Column of the Year. Sports Illustrated has twice named Bilas the best analyst in college basketball. Bilas returned to Duke in 1990 to serve as an assistant coach on Krzyzewski’s staff, while also earning his law degree from Duke Law School. Bilas has been an attorney with the law firm of Moore & Van Allen, PLLC, where he has specialized in commercial litigation. Bilas serves on the Board of Advisors of the John R. Wooden Award, the Board of Advisors of the Chip Hilton Award, the National Board of the Coaches vs. Cancer Organization and the Board of Advisors of the Duke Brain Tumor Center and Duke Childrens’ Hospital. Bilas hails from Rolling Hills, Calif., and now resides in Charlotte, N.C.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The disclosures in Item 1.01 are hereby incorporated by reference into this Item 2.01.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures in Item 1.01 are hereby incorporated by reference into this Item 3.02.

The Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on its belief that the issuance of such securities did not involve a public offering, as there were fewer than 35 “non-accredited” investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment.

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ITEM 5.01  CHANGES IN CONTROL OF REGISTRANT.

The disclosures set forth in Item 1.01 are hereby incorporated by reference into this Item 5.01.

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The disclosures set forth in Item 1.01 are hereby incorporated by reference into this Item 5.02.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Number	Description
2.1	Agreement and Plan of Merger by and among TeleHealthCare, Inc. (the “Company”), HeadTrainer, Inc. and HT Acquisition Corp.
4.1	Form of Series A Convertible Debenture
10.1	Form of Subscription Agreement for Series A Convertible Debenture
10.2	Form of Subscription Agreement for Common Stock
99.1	Press Release, dated September 13, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TELEHEALTHCARE, INC.

Date: September 14, 2017	By:	/s/ Robert Finigan, Jr.
Robert Finigan Jr. Chief Executive Officer

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